Earlier version

Exhibit 1

Articles of Association

for

Aktiebolaget SKF

§ 1

The name of the Company is Aktiebolaget SKF. The company is public (publ).

§ 2

The Company shall - directly or through subsidiaries - carry on business operations, principally with roller bearings and seals, components and component systems, manage real and movable property and conduct other business compatible therewith.

§ 3

The Company shall have its registered office in the municipal area of

Gothenburg.

§ 4

The share capital shall comprise a minimum of one billion three hundred and fifty million kronor (SEK 1,350,000,000) and a maximum of five billion four hundred million kronor (SEK 5,400,000,000).

§ 5

The nominal value of each share shall be twelve kronor and 50 öre (SEK 12:50).

§ 6

Of the Company's shares, a maximum of 432,000,000 shares may be

Series A shares and a maximum of 432,000,000 shares may be Series B shares.

In a vote at a General Meeting, each Series A share shall carry one vote and each Series B share 1/10 of a vote.

Shares of Series A shall on request by their owners be converted to shares of Series B. A conversion request, which shall be done in writing and state the number of shares to be converted, shall be made to the company. The company shall without delay notify the conversion to the Patent and

Registration Office for registration. The conversion is executed when the registration has taken place.

Should the Company decide to issue new Series A and Series B shares by means of a cash issue, the holders of Series A and Series B shares shall have a preferential right to subscribe for new shares of the same type in relation to the number of shares previously held by the holder (primary preferential right). Shares not subscribed for through a preferential right shall be offered to all shareholders for subscription (subsidiary preferential right). If shares thus offered for subscription are insufficient for the subscription that takes place through a subsidiary preferential right, the shares shall be divided among subscribing parties in relation to the previous shareholding or, to the extent this cannot take place, by the drawing of lots.

Should the Company decide to issue either Series A or Series B shares through a cash issue, all shareholders, regardless of whether their shares are Series A or Series B, shall be entitled to subscribe for new shares in relation to the number they held previously.

The aforementioned does not entail any limitation on the possibility of passing a resolution regarding a cash issue that deviates from the shareholders' preferential right.

In the event of an increase in the share capital through a bonus issue, new shares of each type shall be issued in relation to the number of shares of the same type as previously. Consequently, old shares of a certain type shall carry the right to new shares of the same type. The aforementioned shall not entail any limitation on the possibility of issuing a new type of share by means of a bonus issue, following the requisite amendment to the

Articles of Association.

§ 7

Any person entered in the share register or in a list pursuant to Section 3,

sub-section 12 of the Swedish Companies Act (1975:1385) on the stipulated recording date, shall be deemed to be entitled to receive a dividend, and - in the event of a bonus issue - new share(s) due to the holder and to exercise the shareholder's preferential right to take part in an issue.

§ 8

In addition to specially-appointed members and deputies, the Company's

Board of Directors shall comprise a minimum of five and a maximum of ten members, with a maximum of five deputies. These members are elected each year at the annual general meeting of the shareholders for the period up to the end of the next annual general meeting.

§ 9

Company signatory of signatories shall be the Board member(s) appointed for this purpose by the Board. However, the Board may authorise a person other than a Board member to act as a company signatory.

§ 10

The Company shall have one or two auditors and a maximum of two deputy auditors.

§ 11

The Company's financial year shall be the calendar year.

§ 12

Notice to attend a general meeting and other notices to shareholders shall be in the form of an announcement inserted once in Post- och Inrikes

Tidningar and in Dagens Nyheter or other national newspaper.

Notice to attend an annual general meeting and notice to attend an extra general meeting where an issue relating to a change of the Articles of

Association will be dealt with shall be issued no earlier than six weeks and no later than four weeks prior to the general meeting. Notice to attend another kind of extra general meeting shall be issued no earlier than six weeks and no later than two weeks prior to the general meeting.

§ 13

The chairman of the Board, or a person appointed by the Board for this purpose, opens the annual general meeting.

During a vote at a general meeting, each person may vote for the full number of votes represented by him.

§ 14

The annual general meeting shall be held once a year in April or May.

The following matters shall be dealt with at the annual general meeting:

1)         election of a chairman for the meeting,

2)         drawing up and approval of the voting list,

3)         approval of agenda,

4)         election of persons to verify the minutes,

5)         consideration of whether the meeting has been duly convened,

6)         presentation of the annual report, audit report, consolidated accounts and audit report for the Group,

7)         the matter of adoption of the income statement and balance sheet and the consolidated income statement and consolidated balance sheet,

8)         decisions arising from the Company's profit or loss according to the adopted balance sheets,

9)         the matter of discharge of the members of the Board and the President from liability,

10)       determination of the number of Board members and deputy Board members, and where appropriate auditors and deputy auditors,

11)       determination of fees for the Board of Directors and auditors,

12)       election of Board members and deputy Board members, and where appropriate auditors and deputy auditors,

13)       other matters that have been duly referred to the general meeting.

§ 15

Any shareholder wishing to attend a general meeting shall notify the

Company no later than 12 noon on the day specified in the notice to attend the meeting. This day may not be a Sunday, other public holiday,

Saturday, Midsummer's Eve, Christmas Eve or New Year's Eve and shall not fall earlier than the fifth weekday prior to the general meeting.

A shareholder may, at the general meeting, bring one or two assistants, yet only if the shareholder has notified the Company hereof according to the previous paragraph.

Decided at Annual General Meeting in Gothenburg April 2005.

Articles of Association

for

Aktiebolaget SKF

§ 1

                                The name of the Company is Aktiebolaget SKF. The company is public (publ).

§ 2

                                The Company shall - directly or through subsidiaries - carry on business operations, principally with roller bearings and seals, components and component systems, manage real and movable property and conduct other business compatible therewith.

§ 3

                                The Company shall have its registered office in the municipal area of Gothenburg.

§ 4

                                The share capital shall comprise a minimum of one billion one hundred million kronor (SEK 1,100,000,000) and a maximum of four billion four hundred million kronor (SEK 4,400,000,000).

§ 5

                                The nominal value of each share shall be two kronor and 50 öre (SEK 2.50).

§ 6

                                Of the Company's shares, a maximum of 1,760,000,000 shares may be Series A shares and a maximum of 1,760,000,000 shares may be Series B shares. Series C shares may be issued up to a maximum number of 113,837,767.

                                Series A and Series B shares carry equal rights to participate in the Company's assets and profit. Series C shares do not carry any right to dividends. Series C shares carry equal rights to the Company's assets and profit as the other shares, however, not with a higher amount than the share's nominal value adjusted as per the day of redemption by an interest rate of STIBOR 30 days plus 0.05 percentage units, calculated from the day of payment of paid subscription price.

                                In a vote at a General Meeting, each Series A share shall carry one vote and each Series B and Series C share1/10 of a vote, respectively.

Shares of Series A shall on request by their owners be converted to shares of Series B. A conversion request, which shall be done in writing and state the number of shares to be converted, shall be made to the company. The company shall without delay notify the conversion to the Companies Registration Office for registration. The conversion is executed when the registration has taken place.

                                Should the Company decide to issue new Series A, Series B and Series C shares by means of a cash issue, the holders of Series A, Series B and Series C shares shall have a preferential right to subscribe for new shares of the same type in relation to the number of shares previously held by the holder (primary preferential right). Shares not subscribed for through a preferential right shall be offered to all shareholders for subscription (subsidiary preferential right). If shares thus offered for subscription are insufficient for the subscription that takes place through a subsidiary preferential right, the shares shall be divided among subscribing parties in relation to the previous shareholding or, to the extent this cannot take place, by the drawing of lots.

                                Should the Company decide to issue either Series A, Series B or Series C shares through a cash issue, all shareholders, regardless of whether their shares are Series A, Series B or Series C, shall be entitled to subscribe for new shares in relation to the number they held previously.

                                The aforementioned does not entail any limitation on the possibility of passing a resolution regarding a cash issue that deviates from the shareholders' preferential right.

                                In the event of an increase in the share capital through a bonus issue, new shares of each type shall be issued in relation to the number of shares of the same type as previously. Consequently, old shares of a certain type shall carry the right to new shares of the same type. The aforementioned shall not entail any limitation on the possibility of issuing a new type of share by means of a bonus issue, following the requisite amendment to the articles of association.

                                Following a request of holders of Series C shares or a resolution by the Company's Board of Directors or the General Meeting of Shareholders, reduction of the share capital, however not below the minimum share capital allowed, may take place by way of redemption of Series C shares. A request to that effect from shareholders shall be made in writing to the Company's Board of Directors and the Board shall consider the matter urgently. The Company's resolution to reduce the share capital shall include all shares of Series C. When a resolution to reduce the share capital is made, an amount corresponding to the reduction amount shall be transferred to the statutory reserve if the required funds are available.

                                The redemption price for each Series C share shall be the nominal value of the share adjusted as per the day of redemption with an interest rate corresponding to STIBOR 30 days plus 0.05 percentage units calculated from the day of payment of the subscription price. STIBOR 30 days shall be established on the day of payment of the subscription price.

                                Holders of shares that are subject to redemption are obliged to accept the redemption price immediately after receipt of information about the resolution on redemption, or, where the reduction is subject to the court's approval, following receipt of information that the court's final judgment has been registered.

§ 7

                                Any person entered in the share register or in a list pursuant to Section 3, sub-section 12 of the Swedish Companies Act (1975:1385) on the stipulated recording date, shall be deemed to be entitled to receive a dividend, and - in the event of a bonus issue - new share(s) due to the holder and to exercise the shareholder's preferential right to take part in an issue.

§ 8

                                In addition to specially-appointed members and deputies, the Company's Board of Directors shall comprise a minimum of five and a maximum of ten members, with a maximum of five deputies. These members are elected each year at the annual general meeting of the shareholders for the period up to the end of the next annual general meeting.

§ 9

                                Company signatory of signatories shall be the Board member(s) appointed for this purpose by the Board. However, the Board may authorise a person other than a Board member to act as a company signatory.

§ 10

                                The Company shall have one or two auditors and a maximum of two deputy auditors.

§ 11

                                The Company's financial year shall be the calendar year.

§ 12

                                Notice to attend a general meeting and other notices to shareholders shall be in the form of an announcement inserted once in Post- och Inrikes Tidningar and in Dagens Nyheter or other national newspaper.

                                Notice to attend an annual general meeting and notice to attend an extra general meeting where an issue relating to a change of the Articles of Association will be dealt with shall be issued no earlier than six weeks and no later than four weeks prior to the general meeting. Notice to attend another kind of extra general meeting shall be issued no earlier than six weeks and no later than two weeks prior to the general meeting.

§ 13

                                The chairman of the Board, or a person appointed by the Board for this purpose, opens the annual general meeting.

                                During a vote at a general meeting, each person may vote for the full number of votes represented by him.

§ 14

                                The annual general meeting shall be held once a year in April or May.

                                The following matters shall be dealt with at the annual general meeting:

                                1)             election of a chairman for the meeting,

                                2)             drawing up and approval of the voting list,

                                3)             approval of agenda,

                                4)             election of persons to verify the minutes,

                                5)             consideration of whether the meeting has been duly convened,

                                                6)             presentation of the annual report, audit report, consolidated accounts and audit report for the Group,

                                7)             the matter of adoption of the income statement and balance sheet and the consolidated income statement and consolidated balance sheet,

                                8)             decisions arising from the Company's profit or loss according to the adopted balance sheets,

                                9)             the matter of discharge of the members of the Board and the President from liability,

                                10)           determination of the number of Board members and deputy Board members, and where appropriate auditors and deputy auditors,

                                11)           determination of fees for the Board of Directors and auditors,

                                12)           election of Board members and deputy Board members, and where appropriate auditors and deputy auditors,

                                13)           other matters that have been duly referred to the general meeting.

§ 15

                                Any shareholder wishing to attend a general meeting shall notify the Company no later than 12 noon on the day specified in the notice to attend the meeting. This day may not be a Sunday, other public holiday, Saturday, Midsummer Eve, Christmas Eve or New Year's Eve and shall not fall earlier than the fifth weekday prior to the general meeting.

                                A shareholder may, at the general meeting, bring one or two assistants, yet only if the shareholder has notified the Company hereof according to the previous paragraph.